SLM Student Loan Trust 2003-8 Quarterly Servicing Report

Report Date: 2/28/2005      Reporting Period: 12/01/2004-2/28/05

I.      Deal Parameters

	Student Loan Portfolio Characteristics				11/30/04	Activity	2/28/2005

A	i	Portfolio Balance			$1,378,925,962.65	$(122,229,187.37)	$1,256,696,775.28
	ii	Interest to be Capitalized			19,819,622.90		19,450,838.29

	iii	Total Pool			$1,398,745,585.55		$1,276,147,613.57

	iv	Specified Reserve Account Balance			3,496,863.96		3,190,369.03

	v	Total Adjusted Pool			$1,402,242,449.51		$1,279,337,982.60

B	i	Weighted Average Coupon (WAC)			3.247%		3.248%
	ii	Weighted Average Remaining Term			121.94		120.41
	iii	Number of Loans			379,879		355,084
	iv	Number of Borrowers			223,250		209,967
	v	Aggregate Outstanding Principal			$221,016,490.99		$202,486,684.02
		Balance — T-Bill
	vi	Aggregate Outstanding Principal Balance — Commercial Paper			$1,177,729,094.56		$1,073,660,929.55

						% of		% of
	Notes			Spread	Balance 12/15/04	O/S Securities**	Balance 3/15/05	O/S Securities**

C	i	A-1 Notes	78442GHL3	0.010%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GHM1	0.040%	276,769,449.51	19.738%	153,864,982.60	12.027%
	iii	A-3 Notes	78442GHN9	0.110%	365,000,000.00	26.030%	365,000,000.00	28.530%
	iv	A-4 Notes	78442GHP4	0.200%	699,708,000.00	49.899%	699,708,000.00	54.693%
	vi	B Notes	78442GHQ2	0.560%	60,765,000.00	4.333%	60,765,000.00	4.750%

	vii	Total Notes			$1,402,242,449.51	100.000%	$1,279,337,982.60	100.000%

*Percentages may not total 100% due to rounding.

	Reserve Account				12/15/2004		3/15/2005

D	i	Required Reserve Acct Deposit (%)			0.25%		0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)			$3,496,863.96		$3,190,369.03
	iv	Reserve Account Floor Balance ($)			$2,005,422.00		$2,005,422.00
	v	Current Reserve Acct Balance ($)			$3,496,863.96		$3,190,369.03

II. 2003-8     Transactions from: 11/30/2004 through: 2/28/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$113,544,490.61
	ii	Principal Collections from Guarantor	12,979,854.29
	iii	Principal Reimbursements	73,034.71
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$126,597,379.61

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$27,529.42
	ii	Capitalized Interest	(4,395,721.66)

	iii	Total Non-Cash Principal Activity	$(4,368,192.24)

C	Total Student Loan Principal Activity		$122,229,187.37

D	Student Loan Interest Activity
	i	Regular Interest Collections	$3,874,190.20
	ii	Interest Claims Received from Guarantors	309,386.41
	iii	Collection Fees/Returned Items	65,068.55
	iv	Late Fee Reimbursements	213,847.62
	v	Interest Reimbursements	41,931.78
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	3,804,005.02
	viii	Subsidy Payments	2,760,134.82

	ix	Total Interest Collections	$11,068,564.40

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$2,588.85
	ii	Capitalized Interest	4,395,721.66

	iii	Total Non-Cash Interest Adjustments	$4,398,310.51

F	Total Student Loan Interest Activity		$15,466,874.91

G	Non-Reimbursable Losses During Collection Period		$21,177.00

H	Cumulative Non-Reimbursable Losses to Date		$354,275.99

III. 2003-8     Collection Account Activity 11/30/2004 through 2/28/2005

A	Principal Collections
	i	Principal Payments Received	$26,203,833.36
	ii	Consolidation Principal Payments	100,320,511.54
	iii	Reimbursements by Seller	10,180.53
	iv	Borrower Benefits Reimbursements	39,671.01
	v	Reimbursements by Servicer	154.36
	vi	Re-purchased Principal	23,028.81

	vii	Total Principal Collections	$126,597,379.61

B	Interest Collections
	i	Interest Payments Received	$9,906,082.65
	ii	Consolidation Interest Payments	841,633.80
	iii	Reimbursements by Seller	131.18
	iv	Borrower Benefits Reimbursements	5,228.11
	v	Reimbursements by Servicer	35,801.75
	vi	Re-purchased Interest	770.74
	vii	Collection Fees/Return Items	65,068.55
	viii	Late Fees	213,847.62

	ix	Total Interest Collections	$11,068,564.40

C	Other Reimbursements		$47,625.13

D	Reserves in Excess of the Requirement		$306,494.93

E	Interest Rate Cap Proceeds		$—

F	Administrator Account Investment Income		$—

G	Investment Earnings for Period in Trust Accounts		$472,545.29

H	Funds borrowed from previous distribution		$—

I	Return funds borrowed for previous distribution		$—

	TOTAL AVAILABLE FUNDS		$138,492,609.36

	LESS FUNDS PREVIOUSLY REMITTED
		Servicing Fees	$(2,035,667.79)

J	NET AVAILABLE FUNDS		$136,456,941.57

K	Servicing Fees Due for Current Period		$972,007.39

L	Carryover Servicing Fees Due		$—

M	Administration Fees Due		$20,000.00

N	Total Fees Due for Period		$992,007.39

IV. 2003-8 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005
INTERIM:
In School
Current	2.771%	2.770%	114,312	23,018	30.092%	6.482%	$448,745,585.94	$82,403,131.13	32.543%	6.557%

Grace
Current	2.770%	2.771%	21,426	99,335	5.640%	27.975%	$89,169,265.69	$393,155,929.62	6.467%	31.285%

TOTAL INTERIM	2.771%	2.771%	135,738	122,353	35.732%	34.457%	$537,914,851.63	$475,559,060.75	39.010%	37.842%
REPAYMENT
Active
Current	3.683%	3.710%	120,780	109,295	31.794%	30.780%	$426,275,186.22	$357,789,723.03	30.914%	28.471%
31-60 Days Delinquent	3.732%	3.664%	11,118	10,748	2.927%	3.027%	$35,855,027.63	$35,309,578.58	2.600%	2.810%
61-90 Days Delinquent	3.705%	3.548%	6,470	9,419	1.703%	2.653%	$19,615,480.24	$31,519,733.11	1.423%	2.508%
91-120 Days Delinquent	3.682%	3.629%	4,611	5,484	1.214%	1.544%	$13,804,634.77	$17,006,134.14	1.001%	1.353%
> 120 Days Delinquent	3.636%	3.675%	18,691	16,189	4.920%	4.559%	$53,798,911.43	$47,716,118.55	3.902%	3.797%

Deferment
Current	2.977%	2.960%	42,769	43,295	11.259%	12.193%	$146,644,671.72	$148,696,694.76	10.635%	11.832%

Forbearance
Current	3.642%	3.617%	36,662	35,313	9.651%	9.945%	$136,347,224.66	$134,906,202.07	9.888%	10.735%

TOTAL REPAYMENT	3.552%	3.537%	241,101	229,743	63.468%	64.701%	$832,341,136.67	$772,944,184.24	60.362%	61.506%
Claims in Process (1)	3.615%	3.725%	3,030	2,963	0.798%	0.834%	$8,650,015.73	$8,155,720.11	0.627%	0.649%
Aged Claims Rejected (2)	3.879%	3.426%	10	25	0.003%	0.007%	$19,958.62	$37,810.18	0.001%	0.003%
GRAND TOTAL	3.247%	3.248%	379,879	355,084	100.000%	100.000%	$1,378,925,962.65	$1,256,696,775.28	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*	Percentages may not total 100% due to rounding.

V.     2003-8 Portfolio Characteristics by School and Loan Type

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	3.192%	204,927	$622,374,287.03	49.525%
- GSL — Unsubsidized	3.101%	132,864	$530,920,578.35	42.247%
- PLUS Loans	4.229%	15,568	$97,343,578.11	7.746%
- SLS Loans	5.424%	1,725	$6,058,331.79	0.482%

- Total	3.248%	355,084	$1,256,696,775.28	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

- Four Year	3.221%	279,549	$1,079,170,811.07	85.874%
- Two Year	3.360%	57,876	$134,022,407.43	10.665%
- Technical	3.585%	17,643	$43,431,290.75	3.456%
- Other	3.929%	16	$72,266.03	0.006%

- Total	3.248%	355,084	$1,256,696,775.28	100.000%

*Percentages may not total 100% due to rounding.

VI. 2003-8 Interest Accruals

A	Borrower Interest Accrued During Collection Period		$8,122,397.30
B	Interest Subsidy Payments Accrued During Collection Period		2,349,105.89
C	SAP Payments Accrued During Collection Period		4,605,143.37
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION)		472,545.29
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00
F	Net Expected Interest Collections		$15,549,191.85
H	Interest Rate Cap Payments Due to the Trust
			Cap
	i	Cap Notional Amount	CAP TERMINATED

	ii	Libor (Interpolated first period)	2.49000%
	iii	Cap %	5.00000%
	iv	Excess Over Cap ( ii-iii)	0.00000%
	v	Cap Payments Due to the Trust	$0.00

VII. 2003-8 Accrued Interest Factors

	Accrued
	Int Factor	Accrual Period	Rate

A Class A-1 Interest Rate	0.000000000	—	0.00000%

B Class A-2 Interest Rate	0.006325000	12/15/04—3/15/05	2.53000%

C Class A-3 Interest Rate	0.006500000	12/15/04—3/15/05	2.60000%

D Class A-4 Interest Rate	0.006725000	12/15/04—3/15/05	2.69000%

E Class B Interest Rate	0.007625000	12/15/04—3/15/05	3.05000%

VIII. 2003-8    Inputs From Previous Quarter 11/30/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,378,925,962.65
	ii	Interest To Be Capitalized	19,819,622.90

	iii	Total Pool	$1,398,745.585.55
	iv	Specified Reserve Account Balance	3,496,863.96

	v	Total Adjusted Pool	$1,402,242,449.51

B	Total Note and Certificate Factor		0.69230369870
C	Total Note Balance		$1,402,242,449.51

D	Note Balance 12/15/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Current Factor	0.0000000000	0.5241845635	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$0.00	$276,769,449.51	$365,000,000.00	$699,708,000.00	$60,765,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$3,496,863.96
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2003-8 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-J )		$136,456,941.57	$136,456,941.57

B	Primary Servicing Fees-Current Month		$972,007.39	$135,484,934.18

C	Administration Fee		$20,000.00	$135,464,934.18

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$135,464,934.18
	ii	Class A-2	$1,750,566.77	$133,714,367.41
	iii	Class A-3	$2,372,500.00	$131,341,867.41
	iv	Class A-4	$4,705,536.30	$126,636,331.11
	vi	Class B	$463,333.13	$126,172,997.98

	vii	Total Noteholder’s Interest Distribution	$9,291,936.20

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$126,172,997.98
	ii	Class A-2	$122,904,466.91	$3,268,531.07
	iii	Class A-3	$0.00	$3,268,531.07
	iv	Class A-4	$0.00	$3,268,531.07
	vi	Class B	$0.00	$3,268,531.07

	vii	Total Noteholder’s Principal Distribution	$122,904,466.91

F	Increase to the Specified Reserve Account Balance		$0.00	$3,268,531.07

H	Carryover Servicing Fees		$0.00	$3,268,531.07

I	Excess to Certificate Holder		$3,268,531.07	$0.00

X. 2003-8     Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Quarterly Interest Due			$0.00	$1,750,566.77	$2,372,500.00	$4,705,536.30	$463,333.13
	ii	Quarterly Interest Paid			0.00	1,750,566.77	2,372,500.00	4,705,536.30	463,333.13

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00
	vii	Quarterly Principal Due			$0.00	$122,904,466.91	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			0.00	122,904,466.91	0.00	0.00	0.00
	ix	Quarterly Principal Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$0.00	$124,655,033.68	$2,372,500.00	$4,705,536.30	$463,333.13

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 2/28/05			$1,402,242,449.51
	ii	Adjusted Pool Balance 2/28/05			1,279,337,982.60

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)			$122,904,466.91

	iv	Adjusted Pool Balance 11/30/04			$1,402,242,449.51
	v	Adjusted Pool Balance 2/28/05			1,279,337,982.60

	vi	Current Principal Due (iv-v)			$122,904,466.91
	vii	Principal Shortfall from Prior Collection Period			—

	viii	Principal Distribution Amount (vi + vii)			$122,904,466.91

	ix	Principal Distribution Amount Paid			$122,904,466.91
	x	Principal Shortfall (viii - ix)			$0.00

C		Total Principal Distribution			$122,904,466.91

D		Total Interest Distribution			9,291,936.20

E		Total Cash Distributions			$132,196,403.11

F	Note Balances			12/15/2004	3/15/2005
	i	A-1 Note Balance	78442GHL3	$—	$—
		A-1 Note Pool Factor		0.0000000000	0.0000000000
	ii	A-2 Note Balance	78442GHM1	$276,769,449.51	$153,864,982.60
		A-2 Note Pool Factor		0.5241845635	0.2914109519
	iii	A-3 Note Balance	78442GHN9	$365,000,000.00	$365,000,000.00
		A-3 Note Pool Factor		1.0000000000	1.0000000000
	iv	A-4 Note Balance	78442GHP4	$699,708,000.00	$699,708,000.00
		A-4 Note Pool Factor		1.0000000000	1.0000000000
	vi	B Note Balance	78442GHQ2	$60,765,000.00	$60,765,000.00
		B Note Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$3,496,863.96
	ii	Deposits to correct Shortfall			$—
	iv	Total Reserve Account Balance Available			$3,496,863.96
	v	Required Reserve Account Balance			$3,190,369.03
	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve — Release to Collection Account			$306,494.93
	viii	Ending Reserve Account Balance			$3,190,369.03

XI.     2003-8     Historical Pool Information

			12/01/2004-2/28/05	09/01/04-11/30/04	06/01/04-08/31/04	03/01/04-05/31/04	12/01/04-2/29/04	09/01/03-11/30/03	07/07/03-08/31/03
Beginning Student Loan Portfolio Balance			$1,378,925,962.65	$1,499,568,013.14	$1,657,254,539.60	$1,714,712,275.98	$1,806,311,255.28	$1,886,517,586.91	$1,985,167,151.88

	Student Loan Principal Activity
	i	Regular Principal Collections	$113,544,490.61	$122,594,780.99	$154,306,618.90	$54,832,495.39	$92,797,396.70	$83,389,968.69	$53,778,933.23
	ii	Principal Collections from Guarantor	12,979,854.29	5,309,770.98	8,817,680.69	5,399,731.06	3,018,357.70	1,128,309.21	149,917.63
	iii	Principal Reimbursements	73,034.71	97,427.87	86,606.67	246,419.16	141,069.12	1,424,365.78	45,499,752.46
	iv	Other System Adjustments	—	—	—	—	—	—	—

	v	Total Principal Collections	$126,597,379.61	$128,001,979.84	$163,210,906.26	$60,478,645.61	$95,956,823.52	$85,942,643.68	$99,428,603.32
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$27,529.42	$78,637.60	$150,605.30	$86,067.17	$78,983.76	196,483.94	247,885.08
	ii	Capitalized Interest	(4,395,721.66)	(7,438,566.95)	(5,674,985.10)	(3,106,976.40)	(4,436,827.98)	(5,932,795.99)	(1,026,923.43)

	iii	Total Non-Cash Principal Activity	$(4,368,192.24)	$(7,359,929.35)	$(5,524,379.80)	$(3,020,909.23)	$(4,357,844.22)	$(5,736,312.05)	$(779,038.35)

(-)	Total Student Loan Principal Activity		$122,229,187.37	$120,642,050.49	$157,686,526.46	$57,457,736.38	$91,598,979.30	$80,206,331.63	$98,649,564.97

	Student Loan Interest Activity
	i	Regular Interest Collections	$3,874,190.20	$4,496,096.55	$4,906,607.59	$3,830,897.23	$60,497.48	$10,989.08	$947.76
	ii	Interest Claims Received from Guarantors	309,386.41	157,688.77	265,601.99	167,603.84	27,697.11	15,709.05	7,487.73
	iii	Collection Fees/Returned Items	65,068.55	54,066.41	47,027.64	32,865.71	179,811.50	151,591.39	98,027.87
	iv	Late Fee Reimbursements	213,847.62	197,245.27	222,881.11	175,527.74	8,359.69	29,027.21	240,342.35
	v	Interest Reimbursements	41,931.78	40,135.29	166,702.09	185,015.10	—	—	—
	vi	Other System Adjustments	—	—	—	—	107,368.91	81,071.20	—
	vii	Special Allowance Payments	3,804,005.02	2,266,346.39	572,452.74	67,666.97	4,379,944.20	4,401,083.36	—
	viii	Subsidy Payments	2,760,134.82	3,246,229.61	3,695,185.29	3,984,339.43	9,065,911.63	9,512,053.26	3,853,202.80

	ix	Total Interest Collections	$11,068,564.40	$10,457,808.29	$9,876,458.45	$8,443,916.02	$13,829,590.52	$14,201,524.55	$4,200,008.51

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$2,588.85	$4,043.94	$616.23	$(519.05)	$4,436,827.98	$5,932,795.99	$1,026,923.43
	ii	Capitalized Interest	4,395,721.66	7,438,566.95	5,674,985.10	3,106,976.40	4,425,310.73	5,792,692.39	865,743.16

	iii	Total Non-Cash Interest Adjustments	$4,398,310.51	$7,442,610.89	$5,675,601.33	$3,106,457.35	$8,862,138.71	$11,725,488.38	$1,892,666.59

	Total Student Loan Interest Activity		$15,466,874.91	$17,900,419.18	$15,552,059.78	$11,550,373.37	$22,691,729.23	$25,927,012.93	$6,092,675.10

(=)	Ending Student Loan Portfolio Balance		$1,256,696,775.28	$1,378,925,962.65	$1,499,568,013.14	$1,657,254,539.60	$1,714,712,275.98	$1,806,311,255.28	$1,886,517,586.91
(+)	Interest to be Capitalized		$19,450,838.29	$19,819,622.90	$23,418,452.59	$25,099,027.72	$22,807,688.14	$21,902,614.37	$22,463,867.43

(=)	TOTAL POOL		$1,276,147,613.57	$1,398,745,585.55	$1,522,986,465.73	$1,682,353,567.32	$1,737,519,964.12	$1,828,213,869.65	$1,908,981,454.34

(+)	Reserve Account Balance		$3,190,369.03	$3,496,863.96	$3,807,466.16	$4,205,883.92	$4,343,799.91	$4,570,534.67	$4,772,453.64

(=)	Total Adjusted Pool		$1,279,337,982.60	$1,402,242,449.51	$1,526,793,931.89	$1,686,559,451.24	$1,741,863,764.03	$1,832,784,404.32	$1,913,753,907.98

XII.      2003-8 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Sep-03	$1,908,981,454	24.83%
Dec-03	$1,828,213,870	18.78%
Mar-04	$1,737,519,964	17.83%
Jun-04	$1,682,353,567	15.54%
Sep-04	$1,522,986,466	18.89%
Dec-04	$1,398,745,586	20.12%
Mar-05	$1,276,147,614	21.07%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.